CUSIP No. 31187R 100	Page 12 of 12

EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Fast Radius, Inc., par value $0.0001 per share, and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 24th day of February, 2022.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 24th day of February, 2022.

LOUIS RASSEY

/s/ Louis Rassey

TWO ROADS GROUP, LLC

By:	/s/ Louis Rassey
Name:	Louis Rassey
Title:	Chief Executive Officer

TRF I Trust

By:	/s/ Robert Rassey
Name:	Robert Rassey
Title:	Trustee

TRF II Trust

By:	/s/ Robert Rassey
Name:	Robert Rassey
Title:	Trustee

TRF III Trust

By:	/s/ Robert Rassey
Name:	Robert Rassey
Title:	Trustee

TRF IV Trust

By:	/s/ Robert Rassey
Name:	Robert Rassey
Title:	Trustee